UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2017

CHART INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11442	34-1712937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300 Garfield Heights, Ohio		44125
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (440) 753-1490

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On February 22, 2017, Chart Industries, Inc. (the “Company”) filed a Form 8-K (the “Original Form 8-K”) reporting under Item 5.02 the election of Samuel F. Thomas, the Company’s current Chairman and Chief Executive Officer, to the position of Executive Chairman of the Company effective as of the Company’s May 25, 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) as well as the election of William C. Johnson, the Company’s current President and Chief Operating Officer, to the position of Chief Executive Officer and President of the Company effective as of the 2017 Annual Meeting. Compensation arrangements for Messrs. Thomas and Johnson and other amendments to their employment agreements to reflect the terms of service in their new roles had not been determined as of the filing of the Original Form 8-K. This Current Report on Form 8-K/A is being filed solely for the purpose of amending the Original Form 8-K to provide a brief description of the Amended and Restated Employment Agreements (including the compensation arrangements contained therein) entered into with Messrs. Thomas and Johnson, each on May 25, 2017, in connection with their recent elections.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2017, the Company entered into an Amended and Restated Employment Agreement (the “Thomas Employment Agreement”) with Mr. Thomas, providing certain terms and conditions in connection with Mr. Thomas’ position as the Company’s Executive Chairman. The Thomas Employment Agreement amends and restates the Employment Agreement between Mr. Thomas and the Company, dated February 26, 2008, as amended. A copy of the Thomas Employment Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The principal terms of the Thomas Employment Agreement provide that:

•	Mr. Thomas’ employment with the Company as Executive Chairman will continue until the earlier of the Company’s May 2018 Annual Meeting of Stockholders or May 31, 2018;

•	Consistent with his prior arrangement, Mr. Thomas’ salary will be $775,000 on an annualized basis;

•	Consistent with his prior arrangement, Mr. Thomas’ target incentive amount for 2017 under the Company’s annual cash incentive program will be 100% of his salary, with a maximum opportunity of 165% of his salary. Mr. Thomas will not be eligible to receive an annual bonus under the cash incentive program for fiscal year 2018;

•	Mr. Thomas will receive a car allowance of up to $1,000 per month; and

•	Mr. Thomas will receive severance protection terms of 100% of his salary, cash incentive bonus and benefits for termination of employment occurring before January 1, 2018, and 100% of his salary and benefits for termination of employment occurring after January 1, 2018.

On May 25, 2017, the Company entered into an Amended and Restated Employment Agreement (the “Johnson Employment Agreement”) with Mr. Johnson, providing certain terms and conditions in connection with Mr. Johnson’s position as the Company’s Chief Executive Officer and President. The Johnson Employment Agreement amends and restates the Employment Agreement between Mr. Johnson and the Company, dated July 13, 2016. A copy of the Johnson Employment Agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein.

The principal terms of the Johnson Employment Agreement provide that:

•	Mr. Johnson’s employment with the Company as Chief Executive Officer and President will continue until May 25, 2019, subject to extension as set forth in the Johnson Employment Agreement;

•	Mr. Johnson’s salary will be $710,000 on an annualized basis;

•	Mr. Johnson’s target incentive amount for 2017 under the Company’s annual cash incentive program will be calculated on a pro rata basis using target amounts of 100% of his prior salary rate for the time period prior to the date of Johnson Employment Agreement and 100% of his new salary rate effective in connection with the Johnson Employment Agreement for the remainder of fiscal 2017. Starting in fiscal year 2018, Mr. Johnson will be eligible to receive an annual bonus with a target and maximum amount as determined by the Compensation Committee of the Board of Directors;

•	Mr. Johnson will receive a car allowance of up to $1,000 per month; and

•	Mr. Johnson will receive severance protection terms of 2 times his base salary, cash incentive bonus and benefits in a non-change in control setting, and 3 times his base salary, cash incentive bonus and benefits in a change in control setting.

The foregoing descriptions of the Thomas Employment Agreement and Johnson Employment Agreement (together, the “Employment Agreements”) are not complete and are qualified in their entirety by reference to the respective Employment Agreements, which are attached hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated May 25, 2017, between the Company and Samuel F. Thomas

10.2	Amended and Restated Employment Agreement, dated May 25, 2017, between the Company and William C. Johnson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.

Date: May 26, 2017

	By:	/S/ JILLIAN C. EVANKO
Jillian C. Evanko Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated May 25, 2017, between the Company and Samuel F. Thomas

10.2	Amended and Restated Employment Agreement, dated May 25, 2017, between the Company and William C. Johnson